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                                                                    EXHIBIT 23.0

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-39817 of Duracell International Inc. on Form S-8 of our report dated August 9, 1996, appearing in the Company's Annual Report to Shareholders for the year ended June 30, 1996 and incorporated by reference in this Annual Report on Form 10-K of Duracell International Inc. for the year ended June 30, 1996.

DELOITTE & TOUCHE LLP

Stamford, Connecticut
September 13, 1996

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